As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-44332

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIALIVE INTERNATIONAL, INC. (f/k/a Key3Media Group, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4799962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5700 Wilshire Blvd., Suite 325 Los Angeles, CA 90036 (323) 954-6000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Key3Media Group, Inc. 2000 Stock Option and Incentive Plan (Full Title of the Plan)

Jeryl A. Bowers Vice President, General Counsel and Secretary Medialive International, Inc. 5700 Wilshire Blvd., Suite 325 Los Angeles, CA 90036 (323) 954-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David W. Ferguson Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2100

Medialive International, Inc. hereby withdraws from registration 23,788,758 shares of our common stock registered hereon which have not been sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Los Angeles, State of California on August 13, 2003.

MEDIALIVE INTERNATIONAL, INC.

By:	/s/ Robert Priest-Heck
	Name:	Robert Priest-Heck
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Priest-Heck Robert Priest-Heck	Chief Executive Officer and Director	August 13, 2003

/s/ Peter Pastor Peter Pastor	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	August 13, 2003

David Bauman	Director	August 13, 2003

/s/ Adam Stulberger Adam Stulberger	Director	August 13, 2003

/s/ Larry Sorrel Larry Sorrel	Director	August 13, 2003

James Hoch	Director	August 13, 2003

John Willinge	Director	August 13, 2003

/s/ Fredric D. Rosen Fredric D. Rosen	Director	August 13, 2003

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